                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 33-15322), being filed with the Securities and Exchange Commission (the "Commission") by the Coast Distribution System, Inc. (successor by merger to the Coast Distribution System) pertaining to The Coast Distribution System, Inc. Nonqualified Stock Option Plan -- 1987, of our report dated February 27, 1998, with respect to the consolidated balance sheets of The Coast Distribution System and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 included in the Annual Report on Form 10-K of The Coast Distribution System for the year ended December 31, 1997, filed with the Commission on March 31, 1998.


GRANT THORTON LLP



San Jose, California
April 30, 1998



                                  Exhibit 23.2